EXHIBIT 99.1

Office of the United States Trustee

In re: The Kushner-Locke Company	DEBTOR IN POSSESSION INTERIM STATEMENT

	Statement Number:	40

Chapter 11	For the Period FROM:	2/1/2005

Case No. LA 01-44828-SB (Administratively Consolidated with	TO:	2/28/2005

Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

CASH ACTIVITY ANALYSIS (Cash Basis Only)	Collateral	Concentration
	Account	Account
Balance before Statement #1	268,333.21	65,956.21

A. Total Receipts per all Prior Interim Statements	6,657,392.53	5,190,916.40

B. Less: Total Disbursements per all Prior Statements	5,396,903.55	5,190,078.56

C. Beginning Balance	1,528,822.19	66,794.05

D. Receipts during Current Period
Description

2/16/2005 Wire Transfer		45,000.00
2/28/2005 interest	2,152.24

TOTAL RECEIPTS THIS PERIOD	2,152.24	45,000.00	—	—

E. Balance Available (C plus D)	1,530,974.43	111,794.05	$—	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 40	Page 2 of 3

F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose

2/2/2005		Service Charge Refund		(8,160.00)
2/8/2005	38150	Bonded Services, Inc		6602.13
2/8/2005	38151	Qwest Communications		42.38
2/11/2005		ADP Fees		97.24
2/15/2005		Service Charge		81.66
2/15/2005		ADP Taxes		13245.26
2/15/2005	38152	Doniger & Fetter		68.89
2/15/2005	38153	Blue Shield of California		373.00
2/15/2005	38154	Federal Express		37.27
2/15/2005	38155	Recall		1068.89
2/15/2005	8162	Payroll		1213.46
2/15/2005	8163	Payroll		11405.49
2/15/2005	8164	Payroll		1419.17
2/15/2005	8165	Payroll		2510.52
2/16/2005		Wire Transfer	45,000.00
2/18/2005	38156	Arrowhead		19.77
2/18/2005	38157	Alice P.Neuhauser		1337.78
2/18/2005	38158	United States Trustee		250.00
2/18/2005	38159	United States Trustee		1500.00
2/18/2005	38160	United States Trustee		250.00
2/18/2005	38161	United States Trustee		250.00
2/18/2005	38162	United States Trustee		250.00
2/18/2005	38163	United States Trustee		250.00
2/18/2005	38164	United States Trustee		250.00
2/18/2005	38165	United States Trustee		250.00
2/24/2005	38166	New Beginnings Enterprises		3802.00
2/24/2005	38167	Accurate Express		29.30
2/24/2005	38168	United States Trustee		250.00
2/24/2005	38169	Health Net		3239.13
2/24/2005	38170	SBC		83.49
2/24/2005	38171	SBC		363.38
2/24/2005		ADP Fees		232.96
2/25/2005		ADP Fees		127.24
2/28/2005	38172	USI of Southern California		2150.00
2/28/2005	38173	KEREN AMINIA		3099.80

TOTAL DISBURSEMENTS THIS PERIOD:			45,000.00	47,990.21	—	—

G. Ending Balance (E less F)			1,485,974.43	63,803.84	$—	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 40	Page 3 of 3

H. (1) Collateral Account:

a)	Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081

b)	Account Number:	323221556

(2)	Concentration Account:

a)	Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024

b)	Account Number:	1891935460

I: Other monies on hand:

The Kushner Locke Company PWI account	1891215236	731.10
Bank of Scotland — Pinocchio	3516309	867,328.40	Pound Sterling	Time Deposit
Bank of Scotland — Basil	3516317	213,253.17	Pound Sterling	Time Deposit (KL’s interest is 50%)
Allied Pinocchio	10747301	—	Pound Sterling
Edge Entertainment	1891152710	172.89
European Films LTD	1890563818	7,051.58

I: Other monies on hand (continued):

Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts:
BLT Venture	178-71491-7	16,890.04
BLT Venture	16-524173-1101	330.45
KL MDP Sensation	60-066-930	17,694.61
KL\7 Venture	1890-69-6360	11,941.74
Denial Venture	1890-69-6501	42,523.80
Cracker LLC	1891-04-1665	732.79
Swing	323-518095	6,957.50

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/ Alice P. Neuhauser

Debtor in Possession